Exhibit 99.2
Summary pro forma combined oil and
natural gas reserve data

The following tables set forth summary pro forma information with respect to Denbury’s and Encore’s pro forma combined estimated net proved and proved developed oil and natural gas reserves as of December 31, 2009. This pro forma information gives effect to the merger as if it occurred on December 31, 2009. Future exploration, exploitation and development expenditures, as well as future commodity prices and service costs, will affect the reserve volumes attributable to the acquired properties and the standardized measure of discounted future net cash flows.

Estimated quantities of oil and natural gas reserves as of December 31, 2009

Denbury
pro forma
combined

Estimated proved reserves:
Oil (MBbl)	339,973
Natural Gas (MMcf)	527,047
MBOE	427,815
Estimated proved developed reserves:
Oil (MBbl)	237,592
Natural Gas (MMcf)	391,936
MBOE	302,915
Present value of estimated net cash flow:
Present value of discounted estimated future net cash flow before income taxes (PV-10 Value)(in thousands)	$5,216,496